Exhibit 10.98

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this “Agreement”) is made and entered into as of December 6, 2016 (the “Effective Date”), by and between (i) Amyris, Inc., a Delaware corporation having its principal place of business at 5885 Hollis Street, Suite 100, Emeryville, California 94608, USA (“Amyris”), and (ii) Nikko Chemicals Co., Ltd., a Japanese corporation having its principal place of business at 1-4-8, Nihonbashi-Bakurocho, Chuo-ku, Tokyo 103-0002, Japan (“Nikko Chemicals”) and Nippon Surfactant Industries Co., Ltd., a Japanese corporation having its principal place of business at 7-14 Hiraidekogyodanchi, Utsunomiya, Tochigi 321-0905 (“Nissa” and, together with Nikko Chemicals, “Nikko”). Amyris and Nikko are sometimes referred to herein collectively as the “Parties” and each individually as a “Party.” In case of Nikko, the Party’s rights and obligations are allocated to Nikko Chemicals and Nissa on an 80%/20% basis unless otherwise expressly stated.

WHEREAS, Amyris is a technology company which is focused on the research, development, production and commercialization of a variety of renewable chemical products;

WHEREAS, Nikko Chemicals is a specialty chemical company which is focused on the manufacture and distribution of ingredients for cosmetic and other applications;

WHEREAS, Nissa is a specialty chemical company which is focused on the manufacture and distribution of ingredients for cosmetic and other applications; and

WHEREAS, Amyris desires to form a Delaware limited liability company (the “Company”), make an in-kind contribution (including assets from Glycotech and Salisbury) to such company and sell fifty percent (50%) of the membership units in such company to Nikko so that the Company will become a joint venture company engaging in the manufacture, marketing, sale, distribution and other disposition of (i) squalane, (ii) hemisqualane, and (iii) other products developed or to be developed through R&D activities involving Amyris (collectively, “Products”) under this Agreement and the First Amended and Restated LLC Operating Agreement of Neossance, LLC dated as of the Effective Date (“LLC Operating Agreement”).

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.       Formation of LLC

1.       Formation and Contribution. On or prior to the Closing (as hereinafter defined), Amyris shall form or shall have formed the Company as a limited liability company under the law of the State of Delaware, USA and shall contribute or shall have contributed the Neossance Business (as hereinafter defined), free and clear of any Encumbrances, to the Company in exchange for 100 membership units of the Company (“Shares”). Documents showing the formation is attached hereto as Annex 1.1 and documents showing the contribution shall be delivered on or prior to the Closing.

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2.       Neossance Business. For the purpose of this Agreement, the Neossance Business shall mean manufacturing, marketing, sale, distribution and other disposition of the Products as conducted by Amyris, as of the date hereof or prior to the contribution described in Section 1.1, (A) in any field, in the case of squalane; (B) in any field that is not excluded based on an agreement currently valid by and between Amyris and a third party, in the case of hemisqualane; and (C) in the field of cosmetics (which for the avoidance of doubt excludes those (i) solely related to any market(s) or industry(ies) other than cosmetics or (ii) subject to certain [*] and such other fields as agreed by the Parties, in the case of all other Products (collectively, the “Field”) and in bulk to incorporate into other products for sale to consumers, as well as any and all properties, assets, inventory and rights necessary for and used in relation to the foregoing (collectively, “Assets”), and shall include the following:

(a)       Glycotech / Salisbury Assets:

(i)        any and all right, title and interest in and to the real property located at 2271 Andrew Jackson Highway, Leland, Brunswick County, North Carolina (the “Real Property”), as well as furniture, fixtures, equipment, inventory, raw materials, supplies and other tangible assets located at or used or owned by Glycotech, Inc. (“Glycotech”) and/or Salisbury Partners, LLC (“Salisbury”) in connection with the manufacturing facility at the Real Property;

(ii)        any and all right, title and interest in and to the processes, procedures, instructions, formulations, techniques and similar matters related to the development, production or other activities under the Production Services Agreement dated February 1, 2011 between Glycotech and Amyris (attached hereto as Annex 1.2(a)(ii), “PSA”), and any and all intellectual property relating exclusively thereto (including those invented by employees and contractors of Glycotech/Salisbury and owned by Glycotech/Salisbury), including all inventions, trade secrets, know-how and copyrights (including key patents listed on Annex 1.2(a)(ii)(B)); and

(iii)       any and all rights under the Environmental Indemnification Agreement dated November 7, 2008 between C.T. Specialty Properties, L.L.C. and the Access and Indemnity Agreement dated February 26, 2009 between Salisbury and Akzo Nobel SPG LLC and Akzo Nobel’s agreement with Amyris relating thereto (collectively, the “Akzo Nobel Agreements”); and

(b)       Amyris Assets:

(i)       any and all of right, title and interest of Amyris in, to and under the following assets:

(A)              all relationships with all existing and prospective customers of Products in the Field;

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(B)              all municipal, state, federal and foreign permits, licenses, registrations, filings, and authorizations held or used by Amyris in connection with any business activities involving the Products in the Field;

(C)              all promotional materials, sales literature, advertising, brochures, user manuals, graphics and artwork to the extent they relate to Products in the Field;

(D)              all books, records, files, documents, data, information and correspondence (or portions thereof) held or used by Amyris to the extent they relate to the Products in the Field; and

(E)               the goodwill of Amyris to the extent they relate to the Products in the Field.

(ii)       any and all rights of Amyris under distribution agreements and other agreements involving Amyris (material agreements being listed on Exhibit A);

(iii)      a royalty-free, perpetual and sublicensable license to use, make, have made, sell, offer for sale, import and otherwise dispose of Products for their respective permitted Fields as defined in Section 1.2 of this Agreement under any know-how, patents, trademarks and other intellectual property rights, currently or in the future, owned by or licensed to Amyris regarding the Products (including key patents listed on Exhibit B-1 and key trademarks listed on Exhibit C), which license is exclusive to the extent license rights to such intellectual property have not been granted to a third party (for the avoidance of doubt no license rights to intellectual property listed on Exhibits B-1 and C have been granted to any third party); and

(iv)       all copyrights (whether registered or unregistered) involving the Products (e.g., advertising and marketing materials in all media (web, sound, print), product packaging, product labeling, instructions for use and product inserts).

3.       No Liabilities. Notwithstanding the foregoing, the Company shall not assume or have any responsibility or liability for, and Amyris shall retain, be responsible and liable for, and perform and discharge any liability and obligation:

(a)       arising out of or relating to the ownership or operation of the Assets (including Glycotech/Salisbury Assets, the Amyris Assets, and the Real Property) and the Neossance Business (including without limitation any liability for environmental issues involving the Real Property) prior to the Closing;

(b)        arising or existing prior to the Closing under any contract or agreement relating to the Assets and the Neossance Business (including any obligations to pay for purchase of products/services that are agreed prior to the Closing);

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(c)        arising out of the failure of Amyris, Salisbury or Glycotech and their Affiliates to comply with any Applicable Law prior to the Closing; and

(d)       based upon any acts or omissions by Amyris, Salisbury or Glycotech prior to the Closing.

4.       Shared Assets. If Amyris needs to utilize any Assets, the Parties shall discuss and determine the terms and conditions on which Amyris may use such Assets.

5.       License Grants.

(a)       Amyris hereby grants to the Company a royalty-free, non-sublicensable license under the intellectual property rights owned by Amyris necessary to use, make, have made, sell, offer for sale, import Products for their respective permitted Fields as defined in Section 1.2 of this Agreement (including key patents listed on Exhibit B-2), and for no other purpose, which license is non-exclusive to the extent license rights to such intellectual property have been granted to a third party.

(b)        Amyris hereby grants to the Company and Nikko (i) a non-exclusive, royalty-free, non-sublicensable license under the intellectual property rights owned by Amyris related to the production of farnesene by or for the Company, solely to use, make, have made, sell, offer for sale and/or import Products and (ii) a non-exclusive, royalty-free, non-sublicensable license to use and make know-how and materials to generate strains and strains themselves (collectively, “Strain Materials”) for the production of farnesense, each only the occurrence of any of the following events (“Triggering Events”): (A) a valid termination by Nikko of the supply agreement described in Section 5.1 hereof (“Supply Agreement”) following a material breach of or default under such supply agreement by Amyris that remains uncured following any applicable cure period or (B) any other situation where Amyris becomes unable to supply farnesene to the Company in case that such Supply Agreement is not executed.

(c)       Amyris shall commence the placement of Strain Materials in escrow with a third party mutually acceptable to the Parties immediately after the Closing and shall complete such arrangement within forty five (45) days of the Closing, so that the Company and Nikko shall receive such Strain Materials upon the occurrence of any of the Triggering Events.

6.       Loan. In order for Amyris to transfer the Real Property to the Company, free and clear of any encumbrances, Amyris hereby acknowledges that it needs to pay $3,900,000 (“Payment Amount”) to Salisbury, as evidenced by a pay-off letter (the “Pay-Off Letter”) issued by Glycotech/Salisbury (which shall include, among others, a commitment to terminate the UCC financing statement filed by the First Western Bank & Trust (DBA All Lines Leasing) and reconvey or otherwise terminate any encumbrances in favor of Glycotech/Salisbury with respect to Glycotech/Salisbury Assets).

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To ensure such payment described above, Nikko Chemicals shall loan an amount equal to the Payment Amount to Amyris and pay such Payment Amount, on behalf of Amyris, to Salisbury (or as otherwise mutually agreed by the Parties), provided that (i) Nikko Chemicals receives the Pay-Off Letter executed by Glycotech/Salisbury; (ii) Amyris grants to Nikko Chemicals a first-priority security interest in and to 10% of the Shares; (iii) a UCC financing statement is filed to secure Nikko Chemicals’ security interest in and to 10% of the Shares; (iv) Payment Amount is evidenced by a purchase money promissory note (the “Purchase Money Note”).

The Purchase Money Note shall bear interest at the rate of five percent (5%) per annum, with a term of thirteen (13) years, and payable in level monthly payments of principal and interest in an amount of $30,557.09, with the first such monthly payment to be due on the first day of the month following the month in which the Closing occurs, and continuing on the first day of each successive month thereafter. Further, Amyris shall pay $400,000 in equal monthly installments of $100,000 on January 1, 2017, February 1, 2017, March 1, 2017 and April 1, 2017.

In addition to the repayment described in the immediately preceding paragraph, Amyris shall, commencing with the distributions from the Company relating to the fourth fiscal year of the Company and continuing for each fiscal year thereafter until the Purchase Money Note is fully paid off, pay Nikko Chemicals an amount equal to the profits distributed to it by the Company in order to accelerate its repayment to Nikko Chemicals. The Purchase Money Note shall provide for a late fee of 5% for any payments delinquent more than five (5) days.

To secure prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of Amyris’ obligations under the Purchase Money Note, Amyris hereby pledges and grants to Nikko Chemicals a first-priority security interest in and to all of Amyris’ right, title and interest in, to and under ten (10) percent of the Shares (i.e., membership interests of the Company) (the “Pledged Shares”). Amyris hereby agrees that it will not sell, assign, encumber or otherwise transfer or dispose of such Shares, except as expressly permitted by the LLC Operating Agreement. Amyris irrevocably appoints Nikko Chemicals as its true and lawful attorney-in-fact of Amyris to make, execute and file UCC financing statement to secure Nikko’s security interest in and to 10% of the Shares described above.

In the event of default by Amyris under the Purchase Money Note, the Pledged Shares will be transferred to Nikko Chemicals so that Nikko Chemicals’ shareholding percentage will increase by ten (10) percent, regardless of the amount repaid by Amyris under the Purchase Money Note on or prior to such default.

7.       Sales Commission. For the avoidance of doubt, it is hereby confirmed that, regardless of the consummation of the transaction contemplated hereby, Amyris will continue paying Nikko Chemicals the sales commission under the Sales Commission Agreement dated April 1, 2016 by and between Amyris and Nikko Chemicals.

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Section 2.       Purchase and Sale of Shares

1.       Transfer of Shares. Subject to the terms and conditions set forth herein, at the Closing (as hereinafter defined), Nikko shall purchase and acquire from Amyris, and Amyris shall sell, assign, convey, transfer and deliver to Nikko, fifty (50) Shares (i.e., 40 Shares for Nikko Chemicals and 10 Shares for Nissa), which Shares (a) shall be fully paid and non-assessable, (b) shall, on a fully diluted basis, represent 50% of the issued and outstanding shares of the Company, (c) shall be free and clear of any and all Encumbrances, and (d) shall include all rights attaching to the Shares (including voting rights and the right to receive all profits and distributions declared, made or paid on or after the date hereof).

2.       Purchase Price. In acquiring the 50% of the Shares in Section 2.1 (40% by Nikko Chemicals and 10% by Nissa), Nikko shall pay Amyris the following purchase price (the “Purchase Price”):

(a)       an initial purchase price equal to ten million dollars (US$10,000,000) payable within three Business Days after the Closing (the “Initial Purchase Price”); and

(b)       an earnout equal to the profits distributed to Nikko in cash as a Member of the Company until the earlier of: (a) three years from the date hereof (even if Amyris receives less than ten million dollars) and (b) such time as Amyris has received a total of ten million dollars (US$10,000,000) (even if such time is less than three years from the date hereof) (the “Earnout”).

Nikko shall pay Amyris each earnout in an amount equal to the profits distributed to it by the Company (at the rate of 40% by Nikko Chemicals and 10% by Nissa) and such payment shall be made within one week of such receipt of such profits.

In the event that any of the Neossance Business contributed to the Company is subject to any Encumbrances, the Initial Purchase Price and the Earnout shall be used to remove such Encumbrances so that the Neossance Business shall become free and clear of any Encumbrances.

3.       Tax Treatment. For U.S. federal income and other applicable Tax purposes, the Parties agree to treat the purchase of the Shares by Nikko in a manner consistent with Revenue Ruling 99-5, Situation #2. As a result, the Parties agree to treat Nikko as purchasing a 50% interest in each of the Assets of the Company (which are treated as held directly by Amyris for U.S. federal income Tax purposes), followed immediately by a contribution by Nikko and Amyris of their respective interests in such Assets to the Company.

4.       Purchase Price Allocation. No later than forty five (45) days after the Closing, Nikko shall prepare and deliver to Amyris an allocation (the “Purchase Price Allocation”) of the purchase price (as determined for U.S. federal income Tax purposes) and any other amounts treated as consideration for U.S. federal income Tax purposes among the Assets consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (and any similar provision of state, local or foreign Tax law, as appropriate). Nikko, Amyris and their Affiliates shall file all Tax Returns (including, but not limited to, IRS Form 8594) in all respects and for all purposes consistent with such Purchase Price Allocation. Amyris shall timely and properly prepare, execute, file and deliver all such documentation, forms and other information as Nikko shall reasonably request to prepare the Purchase Price Allocation. Neither Nikko, Amyris nor their Affiliates shall take any position (whether on any Tax Returns, in any Tax Proceeding, or otherwise) that is inconsistent with the Purchase Price Allocation, unless required to do so by applicable law. If the amount of the Purchase Price or any other amounts treated as consideration for U.S. federal income Tax purposes is adjusted pursuant to the terms of this Agreement, then the Purchase Price Allocation shall be amended by Nikko to reflect such adjustment and Nikko shall deliver a copy of such amended Purchase Price Allocation to Amyris, which amended Purchase Price Allocation shall be binding on Nikko, Amyris and their Affiliates in accordance with the provisions contained in this Section 2.4. For the purpose of this Section, “Tax Proceeding” means any Tax audit, assessment, examination, litigation, dispute, review, information request, proposed deficiency or adjustment, or administrative or court proceedings of any kind relating to Taxes.

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5.       Withholding. Nikko shall be entitled to deduct and withholding, or cause to be deducted and withheld, from any amounts payable pursuant to this Agreement such amounts as it determines are required to be deducted or withheld therefrom under any provision of U.S. federal, state, local or foreign Tax law or under any other applicable legal requirement. To the extent such amounts are so deducted and withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

SECTION 3.       CLOSING

1.       Closing. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated hereby (the “Closing”) shall occur at such place and at such time, if any, as agreed to by the Parties.

2.       Closing Deliveries.

(a)                On or prior to the Closing, Amyris shall deliver, or cause to be delivered, to Nikko a certificate of Amyris’ Secretary or other duly authorized officer, in a form reasonably acceptable to Nikko, certifying that (A) attached are true and correct copies of the resolutions of Amyris authorizing the execution, delivery and performance of this Agreement and the other documents to which it is a party contemplated hereby and thereby and the consummation of the transactions contemplated by this Agreement, (B) all such resolutions are in full force and effect and have not been repealed or contravened, (C) such resolutions constitute all the resolutions adopted in connection with the transactions contemplated by this Agreement and (D) all of its representations and warranties set forth herein are true and correct. Further, on or prior to the Closing, Amyris shall provide (i) written consents to consummate the transaction contemplated hereby, which are issued by all of the financial institution(s) and other Persons lending money to or providing guarantees for Amyris (and whose consent is required for such consummation), (ii) written consent from Akzo Nobel SPG LLC confirming that the Company is entitled to exercise any and all rights under the Akzo Nobel Agreements or other documentation relating to the Akzo Nobel Agreements reasonably satisfactory to Nikko, (iii) a statement pursuant to Treasury Regulation Section 1.1445-2(b), in a form reasonably satisfactory to Nikko, providing that Amyris is not a “foreign person” for purposes of Section 1445 of the Code, (iv) a list of Amyris’ debt-holders; (v) warranty deed conveying the Real Property to the Company together with any necessary sewer, utility and access easements; (vi) a bill of sale and assignment from Amyris conveying to the Company the Assets; (vii) a statement of termination of the UCC financing statement filed for the First Western Bank & Trust (DBA All Lines Leasing); and (viii) financial statements of Glycotech/Salisbury. In relation to Section 3.2.(a)(i), Amyris hereby confirms that it will deliver a letter of waiver and release issued by Stegodon Corporation concerning the transactions contemplated by this Agreement and that no other consent is required to consummate such transactions in accordance with the terms of this Agreement.

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(b)               On or prior to the Closing, each of Nikko Chemicals and Nissa shall deliver, or cause to be delivered, to Amyris a certificate of Nikko Chemicals’ or Nissa’s Secretary, as applicable, or other duly authorized officer, in a form reasonably acceptable to Amyris, certifying that (A) attached are true and correct copies of the resolutions of Nikko Chemicals or Nissa, as applicable, authorizing the execution, delivery and performance of this Agreement, the other documents and the other documents to which it is a party contemplated hereby and thereby and the consummation of the transactions contemplated by this Agreement, (B) all such resolutions are in full force and effect and have not been repealed or contravened, (C) such resolutions constitute all the resolutions adopted in connection with the transactions contemplated by this Agreement and (D) all of its representations and warranties set forth herein are true and correct. Further, at the Closing, Nikko shall remit the Initial Purchase Price in accordance with Section 2.2.

3.       Transfer Taxes. Any Transfer Taxes shall be borne by Amyris. The Party required by applicable law to file any Tax Return with respect to such Transfer Taxes will do so within the time period prescribed by applicable law and will pay all Transfer Taxes required to be paid in connection therewith; provided, however, that Amyris will promptly reimburse Nikko for any Transfer Taxes so paid by Nikko. To the extent that Amyris is required to file any Tax Return pursuant to the preceding sentence, Amyris shall provide Nikko with evidence satisfactory to Nikko that any Transfer Taxes required to be paid in connection therewith have been timely paid to the applicable Governmental Authority.

section 4. Representations and Warranties

1.       As an inducement to Nikko to enter into this Agreement, Amyris hereby makes the representations and warranties concerning Amyris as set forth in Exhibit D and those concerning the Company as set forth in Exhibit E. As an inducement to Amyris to enter into this Agreement, each of Nikko Chemicals and Nissa hereby makes the representations and warranties set forth in Exhibit F. The representations and warranties contained in this Agreement shall survive until the expiration of the applicable statute of limitations with respect thereto.

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2.       Each Party shall indemnify, save and hold the other Party, its Affiliates and each of their respective directors, officers, employees, stockholders, successors, transferees and assignees, and other representative (collectively, “Representatives”) of such Person harmless from and against any and all losses, liabilities and costs (including without limitation attorney’s fees) arising out of or in connection with (i) any breach or inaccuracy with respect to any representations or warranties set forth in this Agreement, or (ii) any non-compliance with any of the covenants, agreements or obligations set forth in this Agreement.

3.       All indemnification payments made under this Agreement shall be treated for Tax purpose by the Parties as an adjustment to the purchase price, unless otherwise required by applicable law.

Section 5.       POST-CLOSING ACTIONS

1.       Supply Agreement. Amyris shall execute, and shall cause Amyris Brasil Ltda. (“Amyris Brasil”) to execute, with the Company an agreement to supply farnesene to the Company. Further, as soon as possible after the Closing, Amyris shall secure another route (i.e., CJ BIO) to supply farnesene to the Company at the same price level as Amyris. At a reasonable time, Nikko shall have the right to inspect Amyris and Amyris Brasil to verify that Amyris supplies farnesene to the Company through Amyris Brasil with no or nominal profit.

2.       Service Agreements. Each Party may enter into agreements with the Company in which such Party shall provide its administration, financial or other services to the Company from time to time; provided, however, the effectiveness of such agreements shall be subject to an approval at the Company’s board of directors (the “Board”).

3.       Contract Manufacturing Agreements. Each Party may enter into agreements with the Company in which the Company shall manufacture such products as designated by such Party from time to time; provided, however, that such manufacturing activities shall not negatively affect the Company’s business activities with respect to the Products (in particular, squalane and hemisqualane) and that the effectiveness of such agreements shall be subject to an approval at the Board.

4.       Space Leasing Agreements. Each Party may enter into agreements with the Company in which the Company leases available space to such Party from time to time; provided, however, that such lease shall not negatively affect the Company’s business activities with respect to the Products (in particular, squalane and hemisqualane) and that the effectiveness of such agreements shall be subject to an approval at the Board.

5.       Manufacture of Products. Amyris shall guarantee that the Company manufactures squalane at a Fully Burdened Cost of no more than [*] and hemisqualane at a Fully Burdened Cost of no more than [*]. Any amount exceeding such agreed price(s) shall be borne and paid by Amyris.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.       Distribution. Amyris and its Affiliates shall conduct all of its business related to the Products in the Field and in bulk through the Company. Amyris and its Affiliates shall purchase all of its requirements of the Products (whether the Products are in the Field, in bulk or otherwise) from the Company.

7.       Customers. Amyris shall transfer to the Company any and all of its and its Affiliates’ actual and potential customers for the Products. All of the contracts executed by and between Amyris and its customers and currently effective are listed on Exhibit A.

8.       Access to R&D. Each Party shall make available to the Company under commercially reasonable terms its research and development expertise regarding the Products; provided, however, that any costs for labor and materials shall be borne by the Company. Whether and under what additional terms and provisions the Company shall seek to utilize such research and development expertise of either or both Parties shall be subject to determination by the Board from time to time in its discretion.

9.       Third Party Product. If Amyris engages in research and development activities with its business partner or any other Person and if such Person does not have exclusivity as to the product developed through such activities, then the Company shall have the right to sell, distribute or otherwise deal with such product in the Field.

10.       Working Capital. Promptly after the Closing, Amyris will loan $500,000, and Nikko will loan $1,500,000 (i.e., $1,200,000 by Nikko Chemicals and $300,000 by Nissa), to the Company for its working capital. If the Company is unable to repay the loan to a Party as due, then such Party shall be entitled to convert the loan into Shares under the LLC Operating Agreement.

11.       Non-Competition. Neither Party nor any of its Affiliates shall, directly or indirectly, engage in the Neossance Business in the Field and/or in Bulk (excluding any business already existing as of the Effectively Date and that is not transferred to the Company) or shall participate in or receive any benefit from any such business without prior written consent of the other Party.

12.       Buy-Out. In the event of (i) an acquisition, merger, sale of assets or other similar reorganization, or (ii) a dissolution, backruptcy, insolvency, demerger, divestment or other similar event of one Party, the other Party shall have the first right to purchase all of the Shares owned by the Party experiencing such event. The purchase price for the Shares shall be as follows: in the case of an event described in clause (i) the purchase price shall be equal to the then current fair market value of the Shares to be purchased, or in the case of an event described in clause (ii), the purchase price shall be equal to the then current fair market value or book value of the Shares to be purchased, whichever is lower. For purposes of this Section 5.12, fair market value shall be determined by a firm mutually agreed upon by the Parties with expertise in valuations.

13.       Assignment of Assets. To the extent that any Assets held by Amyris, Glycotech or Salisbury are discovered to constitute the Neossance Business, Amyris shall cooperate with Nikko and shall execute and deliver any instruments of transfer or assignment reasonably necessary to transfer and assign such Assets to the Company.

14.       Further Assurances. Each Party agrees to execute such documents, instruments or conveyances and take such actions as may be reasonably requested by the other Party and otherwise cooperate in a reasonable manner with the other Party, its Affiliates and their respective Representatives in connection with any action that may be necessary, proper or advisable to carry out the provisions hereof or transactions contemplated hereby.

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Section 6.       MISCELLANEOUS

1.       Confidentiality. Each Party shall keep the existence and terms of this Agreement, as well as any information of the other Party made available under this Agreement, strictly confidential; provided, however, that this provision shall not apply to: (a) any disclosure to the Parties’ counsels and other professional advisors; (b) any disclosure in the event of legal proceedings initiated among the Parties; (c) any disclosure to the directors, officers or employees of the concerned Party or its Affiliate on a need-to-know basis; (d) any disclosure required by Applicable Law, by any relevant regulatory authority (including in any Tax Returns) or by the rules of any recognized stock exchange; (e) any disclosure of information where such information has entered the public domain or been received by the concerned Party otherwise than through breach of this Agreement; and (f) any disclosure reasonably required to be made in order to enforce any provision of this Agreement.

2.       Notice. All notices under this Agreement shall be sent by registered mail or nationally recognized overnight courier, in each case, with confirmation of receipt, and shall be deemed to have been sent on the date of receipt or on the date of mailing if preceded by transmission of the text of such notice by facsimile (with confirmation of transmission) to the number or by e-mail to the e-mail address given by each Party in writing.

3.       Press Release. At or promptly after the execution of this Agreement, each Party may issue a press release concerning the transaction(s) contemplated by this Agreement.

4.       Costs and Expenses. Except as otherwise specifically provided for in this Agreement, each Party will bear its own expenses, costs, and fees (including without limitation legal fees) incurred in connection with the transactions contemplated hereby, including the preparation, negotiation and execution of this Agreement and other documents contemplated hereby and compliance with their terms and conditions. Except as set forth in Section 3.3, all documentary transfer or transaction duties and any other transfer taxes (along with any interests or penalties related thereto), arising as a result of the sale and purchase of the Shares shall be equally borne by the Parties.

5.       Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the Laws of the State of Delaware (without regard to the choice of law provisions thereof). Any and all disputes arising out of or in connection with this Agreement shall be finally and exclusively settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Tokyo, Japan, in the event of an arbitration proceeding initiated by Amyris, or San Francisco, California, United States, in the event of an arbitration initiated by Nikko, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

6.       Parties Bound; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective heirs, successors and assigns. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement or any remedy for breach of this Agreement to or upon any Person other than the Parties.

7.       Amendment. No change or modification to this Agreement shall be valid unless the same is approved by the Parties in writing.

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8.       Assignment. Neither Party may assign, by operation of Law or otherwise, either this Agreement or any of its rights, interests, or obligations hereunder without the express prior written consent of the other Party. Notwithstanding the foregoing, Nikko may, without Amyris’ or the Company’s consent, assign this Agreement and any of its rights, interests and obligations hereunder (including any relevant portion of the Shares) to Nissa.

9.       Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by Applicable Law.

10.       No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on a Party unless the same shall have been set forth in a written document, specifically referring to this Agreement and duly signed by the waiving Party.

11.       Headings and Captions. The headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

12.       Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

Nikko Chemicals Co., Ltd.

By:          /s/ Shizuo Ukaji

Name: Shizuo Ukaji

Title: President & Chief Executive Officer

Nippon Surfactant Industries Co., Ltd.,

By:          /s/ Shogo Sekine

Name: Shogo Sekine

Title: President

AMYRIS, INC.

By:          /s/ John Melo

Name: John Melo

Title: President & Chief Executive Officer

[Signature Page to Joint Venture Agreement]

EXHIBIT A

Amyris Assigned Contracts

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B-1

PATENTS

Amyris Ref	Title	Application No.	File Date	Pub Number	Pub Date	Patent Number	Issue Date
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	-----	-----	-----	[*]
[*]	[*]	[*]	[*]	[*]	[*]	-----	[*]
[*]	[*]	[*]	[*]	[*]	[*]	-----	[*]
[*]	[*]	[*]	[*]	-----	-----	-----	[*]
[*]	[*]	[*]	[*]	-----	-----	-----	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B-2

PATENTS

Amyris Ref	Title	Application No.	File Date	Pub Number	Pub Date	Patent Number	Issue Date
[*]	[*]	[*]	[*]	-----	-----	[*]	[*]
[*]	[*]	[*]	[*]	-----	-----	[*]	[*]
[*]	[*]	[*]	-----	-----	-----	-----	[*]
[*]	[*]	[*]	-----	[*]	[*]	[*]	[*]
[*]	[*]	[*]	-----	[*]	[*]	[*]	[*]
[*]	[*]	[*]	-----	[*]	[*]	[*]	[*]
[*]	[*]	[*]	-----	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Amyris Ref	Title	Application No.	File Date	Pub Number	Pub Date	Patent Number	Issue Date
[*]	[*]	[*]	[*]	[*]	[*]	-----	[*]
[*]	[*]	[*]	-----	-----	-----	[*]	[*]
[*]	[*]	[*]	-----	-----	-----	-----	[*]
[*]	[*]	[*]	-----	-----	-----	-----	[*]
[*]	[*]	[*]	-----	[*]	[*]	[*]	[*]
[*]	[*]	[*]	-----	[*]	[*]	-----	[*]
[*]	[*]	[*]	-----	-----	-----	[*]	[*]
[*]	[*]	[*]	-----	-----	-----	-----	-----

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

TRADEMARKS

Mark	Country	Class	Goods & Services Claimed	App. No.	File Date	Reg. No.	Reg. Date
NEOSSANCE	US	1,3	1 – Emollient used as an ingredient for cosmetics and personal care compositions 3 – Oils for cosmetic and personal care purposes	85/541,582	02/13/12	4,209,630	09/18/12
NEOSSANCE	Int'l Reg.	1,3	1 – Emollient used as an ingredient for cosmetics and personal care compositions 3 – Oils for cosmetic and personal care purposes	IR1133812	07/11/12	IR1133812	07/11/12
NEOSSANCE	BR	1	1 – Emollient used as an ingredient for cosmetics and personal care compositions	905060539	07/23/12	905060539	07/07/15
NEOSSANCE	BR	3	3 – Oils for cosmetic and personal care purposes	905060555	07/23/12	905060555	07/07/15
NEOSSANCE	EU	1,3	1 – Emollient used as an ingredient for cosmetics and personal care compositions 3 – Oils for cosmetic and personal care purposes	IR1133812	07/11/12	IR1133812	07/26/13
NEOSSANCE	JP	1,3	1 – Emollient used as an ingredient for cosmetics and personal care compositions 3 – Oils for cosmetic and personal care purposes	IR1133812	07/11/12	IR1133812	07/26/13

NEOSSANCE	KR	1,3	1 – Emollient used as an ingredient for cosmetics and personal care compositions 3 – Oils for cosmetic and personal care purposes	40-2014-0071401	10/23/14	401124885	08/21/15

EXHIBIT D

REPRESENTATIONS AND WARRANTIES CONCERNING amyris

Amyris hereby represents and warrants that the following are true and correct as of the Closing Date:

1.	Organization. Amyris is duly organized and validly existing under the laws of the state of Delaware, with the power and authority to own and operate its business as presently conducted.

2.	Authority. The execution and delivery by Amyris of this Agreement and any other documents to which Amyris is a party, the performance by Amyris of its obligations hereunder and thereunder and the consummation by Amyris of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Amyris. This Agreement has been duly executed and delivered by Amyris, and (assuming due authorization, execution and delivery by Nikko) this Agreement constitutes a legal, valid and binding obligation of Amyris enforceable against Amyris in accordance with its terms.

3.	Consent. No consent of any Person, governmental approval or other governmental filing is required to be made or obtained by Amyris in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

4.	No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in: (a) a violation of or a conflict with any provision of the organizational documents or the contracts of Amyris in any material respect or (b) a violation by Amyris any Applicable Law.

5.	Ownership of Shares. Prior to the Closing, Amyris has been the record and beneficial owner of 100 Shares (on a fully-diluted basis), free and clear of any and all Encumbrances.

6.	Compliance. Glycotech/Salisbury operated the Neossance Business for Amyris in all material respects in conformity with all applicable Laws, except for such breaches that are covered by Akzo Nobel Agreements. Neither Amyris nor Glycotech/Salisbury has been subject to any Claim by Governmental Authority in any jurisdiction involving the Assets and/or the Neossance Business.

7.	Tax Filing. Amyris has timely filed all Tax Returns required to be filed by it, and such Tax Returns are correct and complete in all respects, were prepared in compliance with applicable law. All Taxes owed by Amyris (whether or not shown or required to be shown on any Tax Return) have been paid. There are no Encumbrances for Taxes (other than statutory liens for Taxes that are not yet delinquent) upon any of the Assets.

8.	Tax Ruling. Amyris has not executed or entered into any agreement with, or obtained any consents, clearances or Tax exemptions or holidays from, any Governmental Authority, or has been subject to any ruling guidance, with respect to the Assets or the Neossance Business.

EXHIBIT E

REPRESENTATIONS AND WARRANTIES CONCERNING THE cOMPANY

Amyris hereby represents and warrants that the following are true and correct as of the Closing Date:

1.	Organization. The Company is a limited liability company duly organized and validly existing under the laws of the Delaware, with the power and authority to own and operate the Neossance Business.

2.	Certificate of Formation. True, correct and complete copies of the Company’s certificate of formation and other documents (collectively, “Organizational Documents”), and a current good standing certificate of the Company are contained in Annex 1.1.

3.	Authority. The execution and delivery by the Company of this Agreement and any other document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Nikko) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4.	Capitalization. One hundred (100) Shares of the Company are issued and outstanding. No other equity or other interests in the Company has been issued. All outstanding Shares have been duly authorized, validly issued, fully paid and non-assessable.

5.	Assets. The Company has good and valid title to the personal property and other Assets and owns, free and clear of Encumbrances, all Assets (including Intellectual Property”). All such Assets are in good operating condition (ordinary wear and tear excepted) and sufficient for the Company to operate the Neossance Business.

6.	Permit. The Company has all valid approvals, permits and licenses necessary for the conduct of the Neossance Business.

7.	Contracts. Exhibit A contains a complete, true and correct list of all material contracts to which Amyris is a party or by which it is bound involving the Neossance Business (the “Contracts”). All such Contracts are valid, binding and in full force and effect, as assigned from Amyris to the Company. No party to the Contracts is in default or in violation in any material respect of any such Contracts.

8.	Distribution. The Company has not made or agreed to make any distribution of profits of the Company.

9.	Insolvency. As of the Closing, the Company is not insolvent and is not subject to the filing of any petition in bankruptcy under any provisions of federal or state bankruptcy law nor is the Company subject to liquidation or re-organization proceedings.

10.	Affiliate Transactions. The Company has not incurred any indebtedness to Amyris or any of its respective Affiliates or immediate family members of Amyris management.

11.	Environment. Activities and facilities acquired by the Company by way of capital contribution from Amyris are not and have not been the source of any pollution or any damage to human health or the environment. Further, no dangerous or toxic wastes or substances are or have been stored or treated in material violation of any Environmental Law by the Company on the Real Property. The Company has not, either directly or through a third party, disposed of wastes from any product or packaging outside of sites adapted for its storage, treatment, evacuation or destruction which are regulated by competent authorities for purposes of such operations in material violation of any Environmental Law.

12.	Taxes. The Company has no liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6, or as a transferee or successor, by operation of law, by contract, or otherwise.

13.	Real Property Holding Corporation. The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

EXHIBIT F

REPRESENTATIONS AND WARRANTIES concerning Nikko

Nikko hereby represents and warrants that the following are true and correct as of the Closing Date:

1.	Organization. Nikko is duly organized and validly existing under the laws of its Japan, with the power and authority to own and operate its business as presently conducted.

2.	Authority. The execution and delivery by Nikko of this Agreement and any other documents to which Nikko is a party, the performance by Nikko of its obligations hereunder and thereunder and the consummation by Nikko of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Nikko. This Agreement has been duly executed and delivered by Nikko, and (assuming due authorization, execution and delivery by Amyris and the Company) this Agreement constitutes a legal, valid and binding obligation of Nikko enforceable against Nikko in accordance with its terms.

3.	Consent. No consent of any Person, governmental approval or other governmental filing is required to be made or obtained by Nikko in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

4.	No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in: (a) a violation of or a conflict with any provision of the organizational documents or the contracts of Nikko in any material respect or (b) a violation by Nikko any Applicable Law.

5.	Investment Purpose. Nikko is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Nikko acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold by Nikko except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

SCHEDULE A

INTEPRETATIONS AND DEFINITIONS

A.        Interpretations

(a)        Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this entire Agreement; (iv) the term “Article” refers to the specified Article or Article of this Agreement; (v) the word “including” shall mean “including, without limitation”; and (vi) the word “or” shall be disjunctive but not exclusive.

(b)        References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c)       The schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of this Agreement.

(d)        Whenever this Agreement refers to a number of days, such number shall refer to calendar days and shall be counted from the day immediately following the date from which such number of days is to be counted.

(e)        References to Articles, Exhibits and Schedules are references to articles of, exhibits to and schedules to, this Agreement.

(f)       This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

B.        Definitions

All capitalized terms and not defined herein shall have the meanings ascribed to them below.

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. The term “control” shall mean the power to direct, or cause the direction of, the management and policies of a Person through voting securities, by contract or otherwise.

“Applicable Law” means, as to any Person, any statute, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority that is applicable to or binding upon such Person or any of its properties.

“Business Day” means a day on which commercial banks in San Francisco, California and Tokyo, Japan are generally open to conduct their regular banking business.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Treasury Regulations.

“Claim” means any dispute in any civil, criminal, administrative, arbitration, tax, regulatory or other proceedings, claims, investigations, inquiries, actions (including disciplinary) or prosecutions before any Governmental Authority.

“Disclosure Schedules” means the disclosure schedules delivered with the execution and delivery of this Agreement.

“Encumbrance” means any lien, judgment, pledge, attachment, escrow, option, charge, easement, restrictive covenant, security interest, deed of trust, right of first refusal, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of laws, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sales agreement or other title retention agreement including rights of retention.

“Environmental Laws” means all Applicable Laws relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata).

“Fully Burdened Cost” means (a) the direct labor costs (including salary and wages and fringe benefits) incurred by the Company in producing the applicable Product; (b) the cost of materials used by the Company (including feedstock and raw materials, intermediates, components and packaging materials, and including shipping and handling costs, freight-in charges and any applicable sales taxes and/or customs duties therefor); (c) a reasonable allocation of overhead (including without limitation indirect labor costs, supplies and materials, plant insurance and property taxes) and facilities and equipment expense (including rent, utilities, repairs and maintenance costs, equipment rental, and depreciation expense over the expected life of the buildings and equipment), (d) costs for administration and for management of material procurement (including ingredient procurement, if applicable) and other manufacturing or other applicable activities, including quality control and quality assurance (QA), performed directly in support of the applicable activity, calculated in accordance with GAAP in effect from time to time, consistently applied; (e) if applicable, amounts paid (net of rebates or discounts, if any) to contract manufacturers or service providers in connection with their supply of ingredient or subcontracting of the applicable activity (including shipping costs and any applicable taxes and/or duties therefor) and (f) any royalties payable to a third party attributable to the applicable activity; provided, however, that no cost may be counted more than once in such calculation.

“GAAP” means the generally accepted accounting principles and practices applicable in the United States.

“Governmental Authority” means any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.

“Intellectual Property” means any patents, trademarks, trade names, designs, models, know-how and/or other intellectual property rights.

“Person” shall mean an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, certificate, declaration, notice, report, statement, election, information statement or other document filed or required to be filed with respect to Taxes, including any amendments thereof, and including any schedules and attachments thereto.

“Transfer Taxes” means any transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes and including any filing and recording fees) incurred in connection with this Agreement and the transactions contemplated hereby.

“Treasury Regulations” shall mean the final and temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.